GENERAL MOTORS

Exhibit 99.1
THIRD-QUARTER 2020 EARNINGS

GM Delivers Income of $4.0B and EBIT-adj. of $5.3B

- EPS-diluted of $2.78 and EPS-diluted-adjusted of $2.83
- EBIT-adjusted margin of 14.9 percent driven by a strong product lineup, disciplined pricing and cost actions
- Strong automotive liquidity of $37.8 billion; expect to repay revolver balance by year-end

Q3 2020 RESULTS OVERVIEW

	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted*
GAAP	$35.5B	$4.0B	$9.9B	$2.78
vs. Q3 2019	0%	74%	$4.9B	74%
	EBIT-adj. Margin	**EBIT-adj.**	**Adj. Auto FCF**	**EPS-Diluted-adj.***
Non-GAAP	14.9%	$5.3B	$9.1B	$2.83
vs. Q3 2019	6.5 pts	78%	$5.4B	65%

*Includes $0.05 benefit from PSA revaluations.

"This year, and the third quarter, is a testament to GM's resilience. We entered the pandemic in a strong position and acted decisively to keep our teams safe, conserve cash and preserve liquidity, all while keeping our critical product programs on track. Now we are well positioned to meet rising customer demand, accelerate our transformation and deliver our vision of a world with zero crashes, zero emissions and zero congestion."

– ***Mary Barra,*** *Chairman & CEO*

RESULTS DEMONSTRATE RESILIENCE

GM's third-quarter results prove the company can effectively manage the business through a global economy under severe stress. This is a result of its agility, and strong and growing franchises. During the quarter, GM delivered strong earnings and free cash flow, while it continued to invest in its EV and AV growth initiatives, launched an all-new portfolio of full-size SUVs and maintained leading U.S. full-size truck and large SUV market share.



GMC HUMMER EV

LIQUIDITY AND COST SAVINGS UPDATE

Automotive liquidity was above target, ending the quarter at $37.8 billion. GM repaid $5.2 billion of its revolving credit facilities during the third quarter, and an additional $3.9 billion in October. The company expects to repay the balance by year-end while maintaining a strong cash balance. GM achieved its transformational cost savings target of $4.0 billion since 2018, including $200 million in the quarter. GM expects to continue making progress on the target range of $4.0 to $4.5 billion through the end of the year.

POWERING GM'S ALL-ELECTRIC FUTURE

GM is making significant investments in product development and manufacturing to accelerate progress toward an all-electric future.

During the quarter, GM announced it will power future EVs with five interchangeable drive units and three motors, known collectively as Ultium Drive. Ultium Drive will help transition GM to an all-electric lineup, providing significant advantages in performance, scale, speed to market and manufacturing efficiencies. GM also announced it will be the first automaker to use a wireless battery management system for production electric vehicles. This allows over-the-air updates and eliminates the cost and weight of wiring.

In October, the company unveiled the GMC HUMMER EV supertruck, its first EV powered by the Ultium battery system. It will be built at GM's Factory ZERO, Detroit-Hamtramck Assembly Center, with production beginning in late 2021. From kickoff to production, the HUMMER EV represents the quickest vehicle development program in GM's recent history, an example of how the company is accelerating innovation and increasing its agility.

GM also announced a $2 billion investment in its Spring Hill, Tennessee manufacturing plant, which will enable the site to transition to produce EVs, joining Factory ZERO and Orion Assembly. The Cadillac LYRIQ will be the first EV produced at Spring Hill, and production of the Cadillac XT5 and XT6 will continue at the facility.

SEGMENT RESULTS (EBIT-ADJUSTED—$B)

	North America		International		Cruise		GM Financial (EBT)	
	Q3 20	Q3 19	Q3 20	Q3 19	Q3 20	Q3 19	Q3 20	Q3 19
	4.4	3.0	0.0	(0.1)	(0.2)	(0.3)	1.2	0.7

North America: Excluding the $(1.0) billion impact of the 2019 strike, EBIT-adj. improved primarily due to continued cost actions and disciplined incentives. GMNA margins were 15 percent.

International: EBIT-adj. performance was due to strong pricing, improved mix and the benefits from cost actions. China equity income was flat as volume and mix offset unfavorable pricing and regulatory costs.

Cruise: Cruise received a permit from the California DMV to remove human backup drivers from Cruise AV test vehicles in San Francisco. Before the end of the year, Cruise expects to deploy all-electric, driverless vehicles.

GM Financial (EBT): EBT was positively impacted by high used vehicle prices contributing to gains on sale of off-lease vehicles, stable credit performance and lower interest expense.

"Sales in the U.S. and China are recovering faster than many people expected, and GM is benefiting from robust customer demand for our new vehicles and services, especially our full-size pickups and SUVs. These strong fundamentals and the positive impact of our transformation and austerity measures are helping us to deliver solid earnings, generate significant cash and quickly repay the debt we incurred during the early days of the pandemic."

—***John Stapleton***, *Interim CFO*


2021 Chevrolet Suburban Z71

RESURGENCE IN U.S. VEHICLE DEMAND

U.S. sales improved sequentially each month within the quarter, driven by strong sales of crossovers, full-size pickups and large SUVs. The Chevrolet Blazer posted its best quarter ever and the Cadillac XT6 was up 45 percent compared to last year. Despite tight inventory, GM's large pickup trucks sold well, especially heavy-duty pickups. Through the third quarter, GM's large pickups gained 1.7 percentage points in retail market share, leading the segment with 37.5 percent share (J.D. Power). GM's all-new full-size SUVs are in high demand; the Chevrolet Tahoe and Suburban, and GMC Yukon and Yukon XL gained three percentage points in retail segment share since launching in the second quarter (J.D. Power).

GM FINANCIAL DELIVERS STRONG RESULTS

GM Financial (GMF) contributed to profitability while providing exceptional support to customers and dealers during these challenging times. Since its inception 10 years ago, GMF continues to grow its share of the financing business for both retail customers and dealers; GMF had a GM U.S. retail penetration rate of 43 percent during the quarter and also became the number one floorplan provider for GM dealers. Year-to-date GMF has paid $800 million in dividends to GM.

GM INTERNATIONAL SALES GROWTH

GM's sales in China in the third quarter grew 12 percent year-over-year as the market continued its recovery. Buick and Cadillac performed strongly, with sales increasing 26 percent and 28 percent, respectively. The Wuling Hong Guang MINI EV became the best-selling EV model in China, and Buick started sales of the VELITE 7 all-electric SUV and VELITE 6 plug-in hybrid electric vehicle in the third quarter. In the next five years, more than 40 percent of GM's new models in China will be new energy vehicles.

In South America, GM sold nearly 123,000 vehicles in the quarter and the Chevrolet Onix was the best-selling vehicle in the region.

ACCELERATING INNOVATION

GM and Honda Motor Co., Ltd. signed a non-binding memorandum of understanding toward establishing a North American automotive alliance. The scope includes a range of vehicles to be sold under each company's brands, and cooperation in purchasing, research and development, and connected services. The companies plan to explore vehicle platform-sharing possibilities, along with propulsion systems and advanced driver-assist features. This alliance would help realize significant cost savings, freeing up resources to invest in future mobility opportunities.

MEDIA CONTACTS INVESTOR CONTACT Lauren Langille Michael Heifler GM Finance Communications GM Investor Relations Media 931-398-8191 Investors 313-418-0220 lauren.langille@gm.com michael.heifler@gm.com David Barnas GM Finance Communications Media 248-918-8946 david.barnas@gm.com General Motors (NYSE:GM) is a global company committed to delivering safer, better and more sustainable ways for people to get around. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Chevrolet, Buick, GMC, Cadillac, Holden, Baojun and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, can be found at http://www.gm.com. Cautionary Note on Forward-Looking Statements: This press release may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgement about possible future events and are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are beyond our control. Many of these factors are described in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.